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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Hooper Holmes, Inc.


We consent to incorporation by reference in the registration statements (No. 333-57771, No. 33-53086 and No. 333-04785) on Form S-8 of Hooper Holmes, Inc. of
our report dated February 18, 1999, relating to the consolidated balance sheets of Hooper Holmes, Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of Hooper Holmes, Inc.



                                                       /s/ KPMG LLP


Short Hills, New Jersey
March 30, 1999